Substitute Power of Attorney
       Under the terms of previously executed powers of attorney, the undersigned, Charity R. Kohl, was appointed attorney-in-fact for each of the directors and officers of Weatherford International plc listed on Annex I attached hereto to: (1) execute for and on behalf of each such officer Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of each such officer which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the  officer, in such form and containing such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.
       The original powers of attorney conferred upon the undersigned full powers of substitution, and in accordance therewith, the undersigned appoints Patrick Cowherd as substitute attorney-in-fact, with full power of substitution, to exercise and execute all of the powers granted or conferred in the original powers of attorney.
       This Substitute Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing substitute attorney-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 17th day of April, 2018.

                                                                                                         /s/ Charity R. Kohl
                                                    Charity R. Kohl, Attorney-in-Fact

Annex I
Mohamed A. Awad
Christoph Bausch
Karl Blanchard
Roxanne J. Decyk
John D. Gass
Christina M. Ibrahim
Emyr Jones Parry
Francis S. Kalman
David S. King
William E. Macaulay
Mark A. McCollum
Angela A. Minas
Guillermo Ortiz

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